Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (the "Agreement") dated as of the 18th day of February, 2004, is entered into by and among Bayou Steel Corporation, a Delaware corporation (the "Company"), and the persons or entities listed on Exhibit A hereto and any parties listed on the signature pages of any joinder agreements executed and delivered pursuant to Section 14 of this Agreement (each a "Holder" and collectively the "Holders"). Terms used herein without definition shall have the meanings assigned to them in the Plan of Reorganization (the "Plan") of the Company and certain of its subsidiaries as confirmed by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court") by order dated February 6, 2004.

      WHEREAS, the Company and certain of its subsidiaries filed for reorganization under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and by order dated February 6, 2004, the Bankruptcy Court has confirmed the Plan of Reorganization (the "Plan") in accordance with the Bankruptcy Code and such Plan is to become effective as of February 18, 2004; and

      WHEREAS, pursuant to the Plan, the Company shall issue to the Holders shares of common stock, par value $0.01 per share, of the Company (the "New Common Stock") and 9% First Mortgage Notes due 2011 of the Company (the "Notes") on or as soon as practicable after the Initial Distribution Date pursuant to
Section 1145 of the Bankruptcy Code; and

      WHEREAS, pursuant to the Plan, registration rights described herein are to be granted: (i) to holders of at least 10% of the New Common Stock and to holders of at least 10% of the Notes and, at their option, (b) to holders of at least 5% of the New Common Stock and (b) to holders of at least 5% of the Notes.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the Company and the Holders agree, conditioned upon and to be effective as of the Effective Date, as follows:

      1. Certain Definitions. As used in this Agreement, the following underlined terms shall have the corresponding meanings:

            "Affiliate" means, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

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            "Effective Date Shares" means the aggregate number of shares of New
Common Stock that are Registrable Securities immediately after giving effect to the consummation of the Plan.

            "Initial Public Offering" means the first to occur of: (1) a sale of shares of New Common Stock in an underwritten public offering registered under the Securities Act (excluding registration statements filed on Form S-8, or any similar successor form or another form used for a purpose similar to the intended use for such forms), and underwritten by an investment bank approved by vote of a majority of the Board of Directors; and (2) the listing of the shares of New Common Stock on a national securities exchange or authorization for quotation on the Nasdaq National Market System.

            "Majority in Interest of New Common Stock" means the Holders of record of greater than 50% of the Registrable Securities that are New Common Stock.

            "NASD" means the National Association of Securities Dealers, Inc.

            "Majority in Interest in Notes" means the Holders of record of greater than 50% in aggregate outstanding principal amount of the Registrable Securities that are Notes.

            "Person" means an individual, a corporation, a limited liablity company, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Registrable Common Stock" means the shares of New Common Stock (i) held of record by a Holder as of the date of this Agreement and (ii) hereafter acquired by a Holder. Such class of securities shall cease to be Registrable Securities with respect to any Holder when (a) such Holder is legally able to dispose of all of its Registrable Securities of such class in one transaction pursuant to Rule 144 under the Securities Act, or (b) such Holder has disposed of all of the Registrable Securities of such class owned by such Holder in an offering registered under the Securities Act or pursuant to the provisions of Rule 144 or another exemption from the registration requirements of the Securities Act under which such securities are thereafter freely tradable without restriction under the Securities Act.

            "Registrable Notes" means the Notes (i) held of record by a Holder as of the date of this Agreement and (ii) hereafter acquired by a Holder. Such class of securities shall cease to be Registrable Securities with respect to any Holder when (a) such Holder is legally able to dispose of all of its Registrable Securities of such class in one transaction pursuant to Rule 144 under the Securities Act, or (b) such Holder has disposed of all of the Registrable Securities of such class owned by such Holder in an offering registered under the Securities Act or pursuant to the provisions of Rule 144 or another exemption from the registration requirements of the Securities Act under which such securities are thereafter freely tradable without restriction under the Securities Act.

            "Registrable Securities" shall mean the Registrable Common Stock and the Registrable Notes.

            "SEC" means the Securities Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

      2. Demand Registration Rights.

            a. If following six months after the consummation of the Initial Public Offering, one or more Holders holding, in the aggregate, at least 25% of Registrable Common Stock shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale at least 25% of the Registrable Common Stock, the Company will so notify all Holders of Registrable Common Stock, including all Holders who have a right to acquire Registrable Common Stock. Upon written request of any Holder given within 20 days after the receipt by such Holder from the Company of such notification, the Company will use its commercially reasonable best efforts to cause such of the Registrable Common Stock as may be requested by any Holder thereof (including the Holder or Holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible (a "Demand Registration"); provided, however, that the anticipated aggregate offering price to the public of any such offering included within a Demand Registration shall be at least $20,000,000. The Company shall not be obligated to effect a Demand Registration if Form S-3 (or any similar form promulgated by the SEC) is available, in which case the Company shall register the Registrable Common Stock pursuant to a Shelf Registration.

            b. The Company shall not be required to effect more than two (2) Demand Registrations. A registration of Registrable Common Stock shall not count as a Demand Registration unless the registration statement is declared effective and is maintained for at least six (6) months or such shorter period as is sufficient to sell all the Registrable Common Stock included therein. No registration of Registrable Common Stock effected pursuant to a Shelf Registration shall be counted as a Demand Registration.

            c. If, prior to the time of any request for a Demand Registration, the Company has publicly announced its intention to register any of its securities for a public offering under the Securities Act, no Demand Registration shall be initiated until 120 days after the effective date of the registration so announced unless the Company is no longer proceeding diligently to effect such registration, whether such registration is for the sale of securities for the Company's own account or for the account of others.

            d. No request for a Demand Registration shall be made within 120 days after the effective date of a registration statement filed by the Company covering an underwritten public offering in which the Holders of Registrable Common Stock shall have been entitled to participate pursuant to a Piggy-Back Registration. Notwithstanding the foregoing, the Company shall not be obligated to effect a Demand Registration with respect to any Holder who fails to provide promptly the Company such information as the Company may reasonably request at any time to enable the Company to comply with any applicable law or regulation or to facilitate preparation of the registration statement.

            e. The Holders of Registrable Common Stock may not exercise their rights under this Section 2 until six (6) months after the effectiveness of any registration statement covering the Initial Public Offering.

      3. Piggy-Back Registrations.

            If at any time the Company shall determine to register under the Securities Act any of its securities for its own account, other than on Form S-8 or Form S-4 (or similar form promulgated by the SEC), it shall send to each Holder of Registrable Securities of the class of securities being registered prompt written notice of such determination. If within 20 days after receipt of such notice, such Holder shall so request in writing, the Company shall use its commercially reasonable best efforts to include in such registration statement all or any part of the Registrable Common Stock such Holder requests to be registered therein (a "Piggy-Back Registration").

      4. Shelf Registration.

            a. In addition to the rights provided the Holder of Registrable Common Stock in Sections 2 and 3 above, if the registration of Registrable Common Stock under the Securities Act can be effected on Form S-3 (or such other form or forms as shall be prescribed under the Securities Act for the same or similar purpose), upon the written request of one or more Holders holding, in the aggregate, at least 10% of the outstanding Registrable Common Stock, the Company will use its commercially reasonable best efforts to effect qualification and registration under the Securities Act on said Form S-3 of all or such portion of the Registrable Common Stock as such Holder or Holders shall specify (a "Shelf Registration"); provided, however, that the anticipated offering price to the public of the Registrable Common Stock to be sold in any such registration shall be at least $500,000 at the time of filing such registration statement, and provided further, that the Company shall not be required to effect more than five such registrations pursuant to this Section 4 in any twelve-month period.

            b. If the registration of Notes under the Securities Act can be effected on Form S-3 (or such other form or forms as shall be prescribed under the Securities Act for the same or similar purpose), upon the written request of one or more Holders holding, in the aggregate, Registrable Notes representing at least 25% of the aggregate outstanding principal amount of all Registrable Notes, the Company will use its commercially reasonable best efforts to effect qualification and registration under the Securities Act on said Form S-3 of all or such portion of the Registrable Notes as such Holder or Holders shall specify (a "Noteholder Shelf Registration"); provided, however, that the anticipated offering price to the public of any such offering to be included within a Noteholder Shelf Registration shall be at least $5,000,000 at the time of filing such registration statement. The Company shall not be required to effect more than four (4) Noteholder Shelf Registrations.

            c. No request for a Shelf Registration shall be made within 120 days after the effective date of a registration statement filed by the Company covering an underwritten public offering in which the Holders of Registrable Securities shall have been entitled to participate pursuant to a Piggy-Back Registration. Notwithstanding the foregoing, the Company shall not be obligated to effect a Shelf Registration with respect to any Holder who fails to provide promptly the Company such information as the Company may reasonably request at any time to enable the Company to comply with any applicable law or regulation or to facilitate preparation of the registration statement.

      5. Priority on Cutbacks. If a registration by the Company of its securities involves an underwritten offering, and the managing or lead underwriter or underwriters shall advise the Company in writing (a copy of which shall be provided by the Company to the Holders), that in its or their opinion, the number of Registrable Securities requested and otherwise proposed to be included in such registration exceeds the number that can be sold in such offering or adversely affects the price at which the securities are to be sold in such offering, then the Company shall allocate the securities to be included in such registration to the extent of the number which the Company is so advised can be sold in such offering as follows: (i) for any Demand Registration or Shelf Registration, (a) first, pro rata among any shares of Registrable Securities that any Holders propose to sell, according to the total amount of Registrable Securities requested for inclusion by such Holders (or in such other proportions as shall mutually be agreed to among such Holders) and (b) second, to any shares of Common Stock or Notes, as applicable, that the Company proposes to sell; (ii) for any other registration, (a) first, to any shares of Common Stock that the Company proposes to sell, and (b) second, pro rata among any shares of Registrable Securities that any Holders propose to sell, according to the total amount of Registrable Securities requested for inclusion by such Holders (or in such other proportions as shall mutually be agreed to among such Holders).

      6. Delay of Filing or Sales. If (i) the Board of Directors of the Company determines due to a contemplated acquisition or disposition, material financing or other corporate transaction that it would be inadvisable to effect a Demand Registration at the time requested by the Holders or (ii) the Company has determined in good faith that the filing or maintaining effectiveness of a current registration statement would require disclosure of material information the Company has a valid business purpose of retaining as confidential at such time, the Company shall be entitled to postpone filing or suspend the use by the Holder of the Demand Registration, Shelf Registration or Noteholder Shelf Registration for a reasonable period of time, but not in excess of 180 consecutive calendar days. The Company shall not be entitled to exercise such suspension right more than one (1) time in any calendar year.

      7. Certain Information.

            Until the earlier of the second anniversary of the effectiveness of any registration statement covering the Initial Public Offering and the first date on which no Registrable Securities are outstanding, the Company shall use its commercially reasonable efforts to make publicly available information satisfying the requirements of paragraph (c)(2) of Rule 144 under the Securities Act.

      8. Effectiveness of Registration Statements. The Company will use its commercially reasonable best efforts to maintain the effectiveness of any registration statement pursuant to which any of the Registrable Securities are being offered pursuant to this Agreement hereof for up to 90 days, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide each Holder with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

      9. Indemnification of Holders of Registrable Securities.

            a. In the event that the Company registers any of the Registrable Securities under the Securities Act, the Company will, to the fullest extent permitted by law, indemnify and hold harmless each Holder of the Registrable Securities (including their respective members, managers, partners, directors, officers and other Affiliates) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act and the managers, partners, directors, officers and affiliates of each such controlling Person, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Holder for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, offering circular, any preliminary prospectus or any amendment thereof or supplement thereto or any filing with any state securities commission or agency or any other document incident to such registration, qualification or compliance, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (c) any violation of the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with such registration, qualification or compliance, unless such untrue statement or alleged untrue statement or omission or alleged omission was made in such prospectus, offering circular, any preliminary prospectus or any amendment thereof or supplement thereto or any filing with any state securities commission or agency or any other document incident to such registration, qualification or compliance in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Securities, expressly for use therein.

            b. Promptly after receipt by any Holder of Registrable Securities of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder of Registrable Securities shall notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder of Registrable Securities, such underwriter or such controlling Person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

            c. Such Holder of Registrable Securities shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless (a) the employment of such counsel has been specifically authorized by the Company or (b) the Company shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified person, or (c) in the reasonable judgment of such indemnified party, based upon the advice of counsel, a conflict of interest may exist between such indemnified party and the Company with respect to such claims (in which case if the indemnified party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of the indemnified party). The Company shall not be liable to indemnify any Person for any settlement of any such action effected without the Company's consent. The Company shall not, except with the approval of each party being indemnified under this Section 5, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

            d. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Holder of Registrable Securities exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, then the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (i) no such Holder will be required to contribute any amount in excess of the net proceeds to be received by it pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      10. Indemnification of Company.

            a. In the event that the Company registers any of the Registrable Securities under the Securities Act, each Holder of the Registrable Securities so registered, to the fullest extent permitted by law, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the presentation of the registration statement, each underwriter of the Registrable Securities so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such loses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any filing with any state securities commission or agency, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statement therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished to the Company in connection therewith by such Holder of Registrable Securities expressly for use therein.

            b. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Securities, the Company will notify such Holder of Registrable Securities in writing of the commencement thereof, and such Holder of Registrable Securities shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder of Registrable Securities.

            c. The Company and each such director, officer, underwriter or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of such Holder of Registrable Securities unless employment of such counsel has been specifically authorized by such Holder of Registrable Securities. Such Holder of Registrable Securities shall not be liable to indemnify any Person for any settlement of any such action effected without such Holder's counsel (which consent shall not be unreasonably withheld or delayed). Such Holder of Registrable Securities shall not, except with the approval of each party being indemnified under this Section 10 consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability with respect to such claim or litigation.

            d. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company exercising its rights under this Agreement makes a claim for indemnification pursuant to this Section 10, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this
Section 10 provides for indemnification, in such case, then, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, any such case, (i) no such Holder will be required to contribute any amount in excess of the net proceeds to be received by it pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      11. Damages. The Company recognizes and agrees that the Holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with this Agreement and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the Holder of Registrable Securities or any other Person entitled to the benefits of this Agreement seeking specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

      12. Further Obligations. It shall be a condition precedent to the obligations of the Company and any underwriter or underwriters to effect the registration of Registration Securities pursuant to this Agreement, that the Holders requesting inclusion in any Piggy-Back Registration, Demand Registration, Shelf Registration or Noteholder Shelf Registration (each, a "Registration," and collectively, the "Registrations") shall furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and the other matters referred to in this Agreement as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company. With respect to any Registration which includes Registrable Securities held by an Holder, the Company shall, as expeditiously as reasonably practicable:

            a. prepare and file with the SEC a registration statement on the appropriate form prescribed by the SEC and use its reasonable best efforts to cause such registration statement to become effective;

            b. immediately notify each Holder participating in the Registration and, if applicable, any underwriter or underwriters of the Registrable Securities covered by the Registration of any stop order threatened or issued by the SEC and take all actions reasonably required to prevent the entry of a stop order or if entered to have it rescinded or otherwise removed;

            c. prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement, and any documents required to be incorporated by reference therein, as may be necessary to keep the registration statement effective until the distribution of Registrable Securities shall have been completed or until the expiration of 180 days (or such longer period as the Company may agree on) after the effective date, whichever is earlier; cause the prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act (or any successor rule); and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

            d. furnish to the Holders participating in the Registration and, if applicable, to the underwriter or underwriters of the Registrable Securities covered by the Registration such number of copies of the registration statement and any post-effective amendment thereto, the prospectus (including each preliminary prospectus and any amendments or supplements thereto), any exhibits or documents incorporated by reference in the foregoing items and such other documents as such Holders or underwriter or underwriters, if any, may reasonably request in order to facilitate the disposition of the securities being sold by the Holders;

            e. on or prior to the date on which the registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with such Holder, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Holder or managing underwriter or underwriters, if any, may reasonably request (considering the nature or size of the offering and the expense and time involved in such qualification or registration), and to do any and all other reasonable acts or things which may be necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

            f. notify each Holder participating in the Registration and, if applicable, the underwriter or underwriters of the Registrable Securities covered by the Registration, at any time when a prospectus is required to be delivered under the Securities Act, of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and prepare a supplement or amendment to the prospectus or any such document incorporated therein so that thereafter the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made;

            g. use its reasonable best efforts to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States, including, without limitation, the National Association of Securities Dealers, Inc. (the "NASD"), as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

            h. use its reasonable best efforts to cause the Registrable Securities covered by the registration statement to be listed or quoted (as the case may be) on any national securities exchange or automated quotation system on which any Common Stock is listed or quoted, and to provide a transfer agent and registrar for such securities covered by such registration statement no later than the effective date of such registration statement;

            i. enter into such customary agreements (including an underwriting agreement in customary form) reasonably satisfactory to the Company and take all other actions in connection with those agreements as the Holders participating in the Registration and, if applicable, the underwriter or underwriters of the Registrable Securities covered by the Registration, if any, reasonably request to expedite or facilitate the disposition of the Registrable Securities;

            j. give the Holders who hold Registrable Securities registered under such registration statement, the underwriter or underwriters, if any, and their respective counsel and accountants, the timely opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC and each amendment or supplement to the foregoing items, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary or advisable, in the opinion of each of such Holders and such underwriters' respective counsel, to conduct appropriate due diligence as contemplated by the 1933 Act;

            k. use its reasonable best efforts to provide to the Holders and underwriter or underwriters, if any, with legal opinions and "cold comfort" letters in customary form and substance as the Holders participating in the Registration and, if applicable, the underwriter or underwriters of the Registrable Securities covered by the Registration reasonably request; and

            l. use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the 1933 Act and covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement.

            The Holders, upon receipt of any notice from the Company that the prospectus prepared pursuant to subsection c. above contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, will forthwith discontinue disposition of the Registrable Securities until the Holders receive copies of a supplemented or amended prospectus or until they are advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and have received copies of any supplemented or amended prospectus, and, if so directed by the Company, each Holder shall, or shall request the managing underwriter or underwriters, if any, to, deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in subsection c. of this Section 12 shall be extended by the number of days during the period from and including any date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by the immediately preceding sentence or the Advice.

      13. Fees and Expenses. The Company shall pay all fees, expenses, or other costs incurred with respect to each registration request made by the Holders (other than underwriters' discounts and commissions and placement fees) including, without limitation, the expenses of preparing any registration statement, commission and state "blue sky" filing, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees, listing fees, messenger and federal laws, reasonable fees and expenses of one firm of counsel for all selling Holders, and fees and expenses for the disbursement of the Company's counsel, independent auditors or other advisors and comply with reporting requirements to permit sales under Rule 144 of the Securities Act.; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) the cost and expenses of procuring underwriters' insurance in connection with the sale of Registrable Securities by Holders, (ii) any portion of the fees or disbursements of more than one counsel for the selling Holders of Registrable Securities in connection with the registration of their Registrable Securities, or (iii) any portion of the underwriters' commissions or discounts attributable to the Registrable Securities being offered and sold by the holders of Registrable Securities.

      14. Transferability of Registration Rights; Joinder Agreement. Registrable Securities shall immediately and without further action of the Company cease to be Registrable Securities upon their transfer to any person other than either
(a) a transferee that is a Holder immediately prior to giving effect to such transfer or (b) a transferee that both (i) after giving effect to such transfer, holds (x) in respect of Registrable Securities that are Notes, Notes representing at least 2.5% of the then outstanding principal amount of all Notes and (y) in respect of Registrable Securities that are shares of New Common Stock, at least 2.5% of the Effective Date Shares, and (ii) has executed a joinder agreement in the form of Exhibit C hereto. Except to the extent limited in the joinder agreement, each Person that so becomes a Holder after the date hereof shall be entitled to all rights and privileges of a Holder as if such Holder had been an original signatory to this Agreement.

      15. "Market Stand-Off" Agreement. Each holder of Registrable Securities agrees, if requested by the Company and an underwriter of New Common Stock or other securities of the Company in writing, not to sell, assign, donate, pledge, encumber, hypothecate, grant an option to, or otherwise transfer or dispose of, whether in privately negotiated or open market transactions, any New Common Stock or other securities of the Company held by it during (i) the 180-day period following the effective date of a registration statement filed pursuant to the Initial Public Offering and (ii) the 90-day period (or such other period reasonably required by the managing underwriters) following the effective date of any underwritten Demand Registration or Piggy-Back Registration (except in each case as part of such underwritten registration), unless the underwriters managing such registered Initial Public Offering, Demand Registration or Piggy-Back Registration otherwise agree in writing. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said 180-day period or 90-day period, respectively.

      16. Selection of Underwriters. In connection with any Demand Registration, Shelf Registration or Noteholder Shelf Registration that takes the form of an underwritten offering, the Holders holding a majority of the Registrable Securities participating in such registration shall select the underwriters in connection with the sale of registered securities, with the approval of the Company, such approval not to be unreasonably withheld.

      17. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      18. Amendments, Waivers and Consents. Except as hereinafter provided, changes in or additions to this Agreement may be made, termination of this Agreement, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from at least a Majority in Interest in New Common Stock and a Majority in Interest in Notes, and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided, however that no consents shall be effective to alter the definitions of Majority in Interest in New Common Stock and the Majority of Interest in Notes as applied to this Section. Any wavier or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      19. Addresses for Notices. All notices, requires, demands and other communications provided for hereunder shall be in writing (including electronic communication) and mailed, transmitted or delivered to each applicable party at the address set forth in Exhibit B or at such other address as to which such party may inform the other parties in witting in compliance with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; electronic facsimile transmission; express overnight courier service; or registered mail, return receipt requested) or e-mailed with confirmation of receipt, and shall be considered to be delivered three days after dispatch.

      20. Binding Effect; Assignment. Except as provided in Section 14, this Agreement and the rights and duties of any party hereunder shall not be assignable without the prior written consent of the Company, a Majority in Interest in New Common Stock and a Majority in Interest in Notes. This Agreement shall be binding upon and inure to the benefit of the Company and the Holders and their respective heirs and successors and permitted assigns.

      21. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

      22. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

      23. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, and without giving effect to choice of laws provisions.

      24. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      25. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      26. Further Assurances. From and after the date of this Agreement, upon the request of any Holder or the Company, the Company and the Holders shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      27. Representations and Warranties. Each Holder represents and warrants that this Agreement has been duly authorized, executed and delivered by such Holder and constitutes the legally valid and binding obligation of such Holder, enforceable in accordance with its terms.

    [Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

                                        BAYOU STEEL CORPORATION


                                        By:___________________________________
                                              Richard J. Gonzalez
                                              Vice President, Chief Financial
                                              Officer, Treasurer and Secretary

                      [Signature pages for HOLDERS follow]

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

                                        HOLDER:

                                        Name:________________________________
                                             Print name of record holder above


                                        By:___________________________________
                                             Name:
                                             Title:

                                        Address for notices:

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                                    EXHIBIT A

                                     HOLDERS

                                    EXHIBIT B

                                NOTICE ADDRESSES

                                    EXHIBIT C

                            FORM OF JOINDER AGREEMENT

      THIS JOINDER AGREEMENT is made and entered into by the undersigned with reference to the following facts:

      I am acquiring simultaneously with the execution of this Joinder Agreement [[ ] shares of the Common Stock (the "Shares")] [[ ] in principal amount of the 9% First Mortgage Notes due 2011 (the "Notes")] of Bayou Steel Corporation (the "Company"); and

      As a condition to the acquisition of the [Shares] [Notes] I have agreed to join in a registration rights agreement dated as of _________ __, 2003, as amended from time to time (the "Registration Rights Agreement"), a copy of which has been furnished to me, among the Company and the Holders party thereto.

I therefore agree as follows:

      I hereby join in the Registration Rights Agreement and agree to be bound by all of the terms and provisions thereof as though I were an original party thereto and were included in the definition of Investor, as used therein.

      I hereby make the representations and warranties set forth in Section 27 of the Stockholders Agreement as if such representations and warranties were set forth in this Joinder Agreement in full.

IN WITNESS WHEREOF, the undersigned has executed this agreement this      day of
              ,         .


                                        Name:

                                            Address and Facsimile for Notices: